Exhibit 10(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA Separate Account VA-3 of our report dated March 11, 2020, relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2020

Exhibit 10(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA Separate Account VA-3 of our report dated April 24, 2020, relating to the financial statements of each Sub-Account listed in our report, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 24, 2020